Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of WT Holdings Corporation and its subsidiaries on Form S-1 of our report, dated May 4, 2006, relating to the financial statements of Profits Dream Development Ltd. and subsidiaries as of December 31, 2005 and 2004 appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

November 3, 2006